TERM LOAN, SECURITY AND SECURITIES PURCHASE AGREEMENT

This Term Loan, Security and Securities Purchase Agreement dated as of November 22, 2004 among **PROVO INTERNATIONAL, INC.**, a Delaware corporation (the "**Borrower**") and **STORTFORD HOLDINGS LIMITED**, a British Virgin Islands company, individually and as agent (the **"Lender"**).

The Borrower has requested that the Lender make a Term Loan (as defined herein) to the Borrower, the proceeds of which shall be used by the Borrower to pay a portion of amounts owing to the holders ("Convertible Note Holders") of the Borrower's outstanding 8% convertible notes (the "Convertible Notes") due January 27, 2006. The parties wish to provide for the terms and conditions upon which the Term Loan shall be made.

In consideration of the mutual covenants and undertakings and the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

"Accounts" means all accounts as such term is defined in the UCC, including, without limitation, the aggregate unpaid obligations of customers and other account debtors arising out of the sale or lease of goods or rendition of services on an open account or deferred payment basis.

"Affiliate" or **"Affiliates"** means (a) any Person controlled by, controlling or under common control with the Borrower, including, without limitation, any Subsidiary of the Borrower and (b) any Person who is a director, member, partner, officer or manager of the Borrower, of a Subsidiary of the Borrower or of any Person described in clause (a) above. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this Term Loan, Security and Securities Purchase Agreement, as amended, modified, supplemented or restated from time to time.

"Assets Held for Resale" means the assets set forth on Schedule A, hereto.

"Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

"Business Day" means a day on which the Lender is open for business that is not a Saturday, Sunday or other day on which banks are required or permitted to be closed in New York, New York.

"Change of Control" means, with respect to any Person on or after the Closing Date, any change in the composition of shareholders as of the Closing Date shall occur which would result in any Person or group acquiring fifty percent (50%) or more of any class of stock of such Person or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors of such Person or otherwise direct the management or affairs of such Person.

"Chattel Paper" means all chattel paper as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, electronic chattel paper, as such term is defined in the UCC.

"**Closing Date**" means November 24, 2004 or such later date as the parties shall agree.

"Collateral" means and includes all now and hereafter acquired assets of Borrower including, without limitation:

(A) all Inventory;

(B) all Equipment;

(C) all General Intangibles;

(D) all Receivables;

(E) all Chattel Paper;

(F) all Letter-of-Credit Rights;

(G) all Instruments;

(H) the commercial tort claims set forth on Schedule B;

(I) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Borrower or in which it has an interest) which at any time evidence or contain information relating to any or all of (A), (B), (C), (D), (E), (F), (G) and (H) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(J) documents of title, policies and certificates of insurance, securities, Chattel Paper, other documents or instruments evidencing or pertaining to any or all of (A), (B), (C), (D) (E), (F), (G), (H) and (I) above;

(K) all Supporting Obligations and guaranties, including letters of credit and guarantees issued in support of Receivables, Chattel Paper, General Intangibles and Investment Property, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I) and (J) above, or are acquired for the purpose of securing and enforcing any item thereof;

(L) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by the Lender for the account of Borrower (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Borrower with the Lender or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all Payment Intangibles, (iv) all letter of credit obligations, (v) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts, and (v) all Investment Property; and

(M) all products and proceeds of (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above) and all claims of Borrower against third parties (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

Notwithstanding the foregoing, the Collateral shall not include any shares of capital stock of Provo or Provo's Affiliates owned by Borrower. Solely for clarification purposes, the Lender confirms that the Collateral does not include any assets of Provo or any of its Affiliates, including without limitation, any of the Accounts of Provo or its Affiliates.

"Common Stock" means the common stock, $.01 par value per share, of Borrower.

"Convertible Notes" means the Borrower's 8% convertible notes due January 27, 2006 in the aggregate initial principal amount of $1,000,000.

"Convertible Note Holders" means the parties listed on Schedule C hereto.

"Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

"Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

"Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies Borrower in writing that such Default or Event of Default has been cured or waived.

"Default Rate" means an annual rate equal to three percent (3%) over the Interest Rate.

"**Environmental Law**" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

"Equipment" means all equipment as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, computer equipment with embedded software and peripheral equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Event of Default" has the meaning specified in Section 9.1.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 7.5, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, Borrower either (i) is required to implement such change, or (ii) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is hereinafter referred to as a "Required GAAP Change"), provided that Borrower shall fully disclose in such financial statements any such Required GAAP Change and the effects of the

Required GAAP Change on Borrower's income, retained earnings or other accounts, as applicable.

"Guarantors" means each of Nicko Feinberg and Stephen J. Cole-Hatchard.

"General Intangibles" means all general intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, Payment Intangibles, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, software, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

"**Hazardous Substances**" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

"**Health-Care-Insurance Receivables**" means all health-care-insurance receivables as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care goods or services provided.

"Indemnified Liabilities" has the meaning given to such term in Section 11.8.

"Indemnitees" has the meaning given to such term in Section 11.8.

"Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

"Interest Rate" means an annual rate equal to twelve percent (12.00%).

"Inventory" means all inventory as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

"Investment Property" means all investment property as such term is defined in the UCC.

"Letter-of-Credit Rights" means all letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation,

rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

"Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

"Limited Guaranty" means, collectively, the Limited Guaranties of the Guarantors.

"Loan Documents" means this Agreement, the Term Note, the Limited Guaranty, the Pledge Agreement, the Warrant, the Escrow Agreement and all other documents, instruments, agreements and certificates at any time delivered by any Person executed in connection herewith or therewith.

"Material Adverse Effect" means a material adverse effect on (i) the condition, operations, assets, business or prospects of Borrower, (ii) the Borrower's ability to pay or perform the Obligations in accordance with the terms hereof or any Loan Document, (iii) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (iv) the practical realization of the benefits of the Lender's rights and remedies under this Agreement or any of the other Loan Documents.

"Maturity Date" means the date set forth in Section 2.1.

"Maximum Legal Rate" has the meaning given to such term in Section 2.2(c).

"Obligations" means and includes the Term Loan and all Debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender (or any Person that directly or indirectly controls or is controlled by or is under common control with the Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any Debt, liability or obligation owing from the Borrower to others which the Lender may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments the Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the other Loan Documents, together with all reasonable expenses and reasonable attorneys' fees chargeable to such Borrower's account or incurred by the Lender in connection with such Borrower's account whether provided for herein or in any other Loan Document.

"Payment Intangibles" means all payment intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a General Intangible under which the account debtor's principle obligation is a monetary obligation.

"Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (c) Liens in favor of the Lender, (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of the Lender or the value of the assets in which the Lender has a Lien, (e) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value or marketability of such real estate, (f) Liens upon fixed assets which secures the payment of the purchase price thereof but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed and only if such Lien secures only such purchase money indebtedness and (g) Liens specified on Schedule 8.1 hereto.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Plan" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

"Pledge Agreement" means the Pledge Agreement dated as of the date hereof made by the Guarantors in favor of Lender pursuant to which all of the shares of Common Stock Beneficially Owned by the Guarantors shall be pledged to the Lender as collateral security for the Obligations.

"Pledgors" shall mean the Guarantors.

"Premises" means all premises where the Borrower conducts its business and has any rights of possession, including, without limitation, the premises described in Schedule D attached hereto.

"Provo Mexico" means Proyecciones y Ventas Organizadas, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico, a wholly owned subsidiary of the Borrower.

"Provo Unwind" means the sale of the common shares of Provo Mexico to Ventura Martinez del Rio Requejo ("Requejo") and Ventura Martinex del Rio Arrangoiz ("Arrangoiz") pursuant to the Stock Purchase Agreement.

"Receivables" means all Accounts now owned or hereafter acquired, including, without limitation, each and every right to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Borrower or by some other Person who subsequently transfers such Person's interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, Health Care Insurance Receivables, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

"Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among Borrower and the Lender.

"Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

"Restricted Securities" means the Shares and any shares of Common Stock received in respect thereof, in each case which have not then been sold to the public pursuant to (a) registration under the 1933 Act or (b) Rule 144 (or similar or successor rule) promulgated under the 1933 Act.

"SEC" means the United States Securities and Exchange Commission (or a successor thereto).

"SEC Documents" has the meaning given to such term in Section 5.16.

"Series F Stock" means an authorized series of shares of the Borrower's Preferred Stock having the powers, preferences and relative participating, optional and other rights, and the qualifications, limitations and restrictions thereof set forth in the "Series F Stock Designation").

"Series F Stock Designation" means the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Borrower.

"Shares" means the 50,000 shares of Series F Stock to be issued to Lender pursuant to Section 3.1.

"Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of November ___, 2004 by and between the Borrower, Requejo and Arrangoiz.

"Subsidiary" means (i) any corporation of which more than fifty percent (50%) of the outstanding shares of capital stock having general voting power under ordinary

circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership, limited liability company, entity or joint venture of which more than fifty percent (50%) of the outstanding equity interests is at the time, directly or indirectly, owned by the Borrower or (iii) any partnership of which the Borrower is a general partner.

"Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

"Term Note" means the promissory note in the aggregate original principal amount of Three Hundred Twenty Five Thousand Dollars ($325,000.00) executed by the Borrower to the order of the Lender and dated as of the Closing Date, together with all replacements and substitutions thereof.

"Term Loan" has the meaning given to such term in Section 2.1.

"**Transfer**" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the 1933 Act.

"UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 11.15 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

"United States Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended, and any successor statute.

"Warrants" means the warrants to purchase 500,000 shares of the Borrower's Common Stock.

"Warrant Shares" means the shares of the Borrower's Common Stock issuable upon the exercise of the Warrants.

"1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Section 1.2. Cross References. All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules, shall be to Articles, Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise explicitly specified.

ARTICLE II

Amount and Terms of the Term Loan

Section 2.1. Term Loan. On the Closing Date, subject to the fulfillment of the conditions set forth in Section 2.5, the Lender shall make a term loan (**"Term Loan"**) to the Borrower in the amount of Three Hundred Twenty Five Thousand Dollars ($325,000.00). Except as otherwise provided in the immediately following sentence, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be payable by the Borrower to the Lender one hundred twenty (120) days following the Closing Date (the **"Maturity Date"**). Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the Maturity Date or (ii) the acceleration of the Obligations pursuant to Section 9.2. The Term Loan shall be evidenced by the Term Note in substantially the form attached hereto as Exhibit A.

Section 2.2. Interest; Default Interest; Participations; Usury. Interest accruing on the Term Loan shall be due and payable in arrears on the last day of each month.

(a) ***Interest Rate***. Except as set forth in Sections 2.2(b) and 2.2(c), the outstanding principal balance of the Term Loan shall bear interest at the Interest Rate.

(b) ***Default Interest Rate***. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Term Loan outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

(c) ***Usury***. In no event shall the aggregate interest payable exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the **"Maximum Legal Rate"**) and if any provision of this Agreement or any other Loan Document is in contravention of any such law or regulation, interest payable under this Agreement and each other Loan Document shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate) and once the amount of interest payable hereunder or under the other Loan Documents is less than the Maximum Legal Rate, the Lender shall not reduce interest payable hereunder or under any other Loan Document below the amount computed based upon the Maximum Legal Rate until the aggregate amount of interest paid equals the amount of interest which would have been payable if the Maximum Legal Rate had not been imposed.

Section 2.3. Computation of Interest; Capitalized Interest. Interest accruing on the outstanding principal balance of the Term Loan shall be computed on the basis of actual number of days elapsed in a year of 360 days. At the end of the each 30-day period accrued interest shall be added to the principal balance.

Section 2.4. Origination Fee. The Borrower hereby agrees to pay the Lender an origination fee in the amount of 8% of the principal amount of the Term Loan on the Closing Date. The origination fee shall be deemed earned as of the Closing Date, shall not be subject to rebate or proration for any reason, and may be deducted by the Lender from the proceeds of the Term Loan.

Section 2.5. Prepayment. The Borrower may not prepay the Term Loan in whole at any time or from time to time in part, without the Lender's consent.

Section 2.6. Conditions of Closing. The obligation of the Lender to consummate the transactions contemplated herein at the Closing are subject to the satisfaction or waiver by the Lender of the following conditions:

(a) the representations and warranties of the Borrower contained in this Agreement shall be true and correct as of the date of the Closing; the Borrower shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the Closing, no Event of Default shall have occurred and be continuing on the date of the Closing, nor shall an Event of Default result from or exist after giving effect to the Term Loan and the consummation of the transactions contemplated hereby; and the Purchaser shall have received a certificate of the Chief Executive Officer of the Company dated the date of the Closing to such effect;

(b) all consents, approvals, authorizations, exemptions and waivers from governmental entities that shall be required in order to enable the Borrower to consummate the transactions contemplated hereby shall have been obtained except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal;

(c) there shall not have been issued any injunction, order or other decree or enacted any Law which prevents the consummation of the transactions contemplated by any of the Loan Documents;

(d) there shall not have been instituted, pending or threatened any action, suit or proceeding by or before any court or governmental entity (A) which may be reasonably expected to enjoin consummation of the transactions contemplated by any of the Loan Documents or (B) otherwise affecting the Lender, the Borrower or any of their respective subsidiaries or affiliates which may reasonably be expected to have a material adverse effect on the Purchaser or a Material Adverse Effect;

(e) there shall not have occurred after December 31, 2003 any material adverse change or any development involving a prospective material adverse change (including as a result of any change in the law) which has caused or is reasonably likely to cause a Material Adverse Effect;

(f) all corporate proceedings taken in connection with the transactions contemplated hereby, and all documents necessary to the consummation thereof, shall be

reasonably satisfactory in form and substance to the Lender and counsel to the Lender, and the Lender shall have received a copy executed or certified as may be appropriate of all documents or corporate proceedings taken in connection with the consummation of said transactions, including the filing of the Series F Designation in the form annexed hereto as Exhibit B;

(g) the Company shall have executed and delivered the Term Note in the form of Exhibit A hereto;

(h) the Pledgors shall have executed and delivered the Limited Guaranty in the form of Exhibit D hereto and the Pledge Agreement in the form annexed hereto as Exhibit E;

(i) the Borrower, Requejo and Arrangoiz shall have executed and delivered the Stock Purchase Agreement in the form of Exhibit G hereto;

(j) the Convertible Note Holders shall have entered into an agreement with the Borrower, in the form annexed hereto as Exhibit I;

(k) the Borrower shall have paid all Expenses payable by the Company pursuant to Section 11.7;

(l) all outstanding shares of preferred stock of the Borrower, other than the Series F Stock issued to Lender hereunder and the shares of Series E Stock which will be surrendered by the holders pursuant to the Stock Purchase Agreement, shall have been converted to common stock or redeemed, all in accordance with the terms of the designations creating the respective series of shares, as in effect on June 30, 2004; and

(m) the AMEX shall have approved the Borrower's plan of compliance dated November 16, 2004, substantially in the form presented.

ARTICLE III

Issuance of the Series F Stock and Warrants

Subject to the fulfillment of the conditions set forth in Section 2.6, on the Closing Date, in consideration of the sum of $46,000, Provo shall issue, sell and deliver to Borrower 50,000 shares of Series F Preferred Stock and Warrants in the form annexed hereto as Exhibit H.

ARTICLE IV

Lien; Occupancy; Setoff

Section 4.1. Grant of Lien. Borrower hereby pledges, assigns and grants to the Lender a security interest in and a Lien upon all of the Collateral, as security for the payment and performance of the Obligations. Borrower acknowledges and agrees that the defined term Collateral covers all assets of Borrower except as otherwise provided in the definition of

"Collateral". Borrower hereby authorizes the Lender at any time and from time to time to file financing and continuation statements and amendments thereto reflecting the same.

Section 4.2. Notification of Account Debtors and Other Obligors. During a Default Period, the Lender may at any time notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. Borrower will join in giving such notice if the Lender so requests. At any time after Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) upon the occurrence and during the continuance of an Event of Default, as Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of Borrower's mail to any address designated by the Lender, otherwise intercept Borrower's mail, and receive, open and dispose of Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for Borrower's account or forwarding such mail to Borrower's last known address.

Section 4.3. Assignment of Insurance. As additional security for the payment and performance of the Obligations, Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. During a Default Period, the Lender may (but need not), in the Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

Section 4.4. Occupancy.

(a) Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

(b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

(c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

(d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 4.4.

Section 4.5. License. Without limiting the generality of any security agreement granting the Lender a Lien in any or all of the intellectual property owned by Borrower, Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period. Solely for clarification purposes, the Lender confirms that it does not have a Lien or license in any intellectual property owned by Provo or any of its Affiliates.

Section 4.6. Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests and Liens granted hereby. For this purpose, the following information is set forth:

Name and address of Borrower:

Provo International, Inc.
One Blue Hill Plaza
Pearl River, New York 10965
Organizational Identification Number: 2718950

Name and address of the Lender:

Stortford Holdings Limited
c/o Euroba Management Limited
73 Front Street, 4th Floor
Hamilton HM12 Bermuda

Section 4.7. Setoff. Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to Borrower the amount of such participating interest.

Section 4.8. Power of Attorney. Borrower hereby appoints the Lender or any other Person whom the Lender may designate as Borrower's attorney, with power, during a Default

Period, to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables of Borrower, drafts against customers, schedules and assignments of Receivables of Borrower, notices of assignment, financing statements and other public records, verifications or account and notices to or from customers; (iii) verify the validity, amount or any other matter relating to any Receivable of Borrower by mail, telephone, telegraph or otherwise with account debtors; (iv) execute customs declarations and such other documents as may be required to clear Inventory of Borrower through customs; and (v) do all things necessary to carry out this Agreement, any other Loan Documents and all related documents. Borrower hereby ratifies and approves all acts of the attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable of Borrower which is assigned to the Lender or in which the Lender has a security interest remains unpaid and until any Obligations have been fully satisfied.

Section 4.9. Termination of Lien. The Liens and rights granted to the Lender hereunder and any other Loan Documents and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement until (a) all of the Obligations of the Borrower has been paid or performed in full after the termination of this Agreement or the Borrower has furnished the Lender with an indemnification satisfactory to the Lender with respect thereto and (b) Borrower has an executed release of any and all claims which the Borrower may have or thereafter have under this Agreement or any other Loan Documents. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and the Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until all Loan Documents shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.

ARTICLE V

Representations and Warranties of the Borrower

Borrower represents and warrants to the Lender as follows:

Section 5.1. Organization and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Organizational Identification Number. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of such Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment of Borrower is located at its chief executive office or at one of the

other locations set forth in Schedule 5.1. Borrower's organizational identification number is correctly set forth in Section 4.6 hereto.

Section 5.2. Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents has been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's shareholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's certificate of incorporation, bylaws or other organizational document; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (v) contravene any provision of the Borrower's certificate of incorporation, bylaws or other organizational document or (vi) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

Section 5.3. Capitalization. As of the date hereof, the authorized capital stock of Borrower, after giving effect to the issuance of the Shares, is as set forth on Schedule 5.3 hereto. All of such outstanding shares of capital stock have been, or upon issuance (including the Shares) will be, validly authorized and issued, fully paid and non-assessable, and issued in accordance with the registration provisions of the 1933 Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 5.3 hereto: (a) no shares of Borrower's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Borrower, nor is any Person entitled to preemptive or similar rights arising out of any agreement or understanding with Borrower by virtue of any of the Loan Documents; (b) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of Borrower, or contracts, commitments, understandings or arrangements by which Borrower is or may become bound to issue additional shares of capital stock of Borrower or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Borrower; (c) there are no outstanding debt securities of Borrower; (d) there are no agreements or arrangements under which Borrower is obligated to register the sale of any of their securities under the 1933 Act; (e) there are no outstanding equity securities of Borrower which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Borrower is or may become bound to redeem an equity security of Borrower; (f) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (g) Borrower does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (h) except as specifically disclosed in its filings made with the SEC, no Person or group of related Persons, to Borrower's knowledge, beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the

1934 Act) or has the right to acquire by agreement with or by obligation binding upon Borrower beneficial ownership of in excess of 5% of the Common Stock.

Schedule 5.3 contains a true and complete table setting the pro forma capitalization of Borrower on a fully diluted basis giving effect to: (a) the issuance of the Shares; (b) any adjustments in other securities resulting from such issuance; and (c) the exercise or conversion of all outstanding securities.

Section 5.4. Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute, the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except insofar as the enforceability thereof may be limited (a) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity and public policy (regardless of whether considered at law or in equity).

Section 5.5. Litigation. Except as otherwise disclosed in Schedule 5.5. there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting such Borrower or the properties of such Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower could have a Material Adverse Effect.

Section 5.6. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 5.7. Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns that are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

Section 5.8. Titles and Liens. Borrower has good and absolute title to all Collateral, free and clear of all Liens, except for Permitted Liens. No financing statement naming Borrower as debtor is on file in any office except to perfect Permitted Liens.

Section 5.9. Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any of its Affiliates has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan.

Section 5.10. Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

Section 5.11. Environmental Matters. Except as otherwise disclosed in the SEC Documents and to the best knowledge of the Borrower:

(a) There are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

(b) The Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

(c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

(d) The Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in such Borrower's possession and are in full force and effect. No material permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

(e) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

(f) The Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or such Borrower's businesses.

Section 5.12. Submissions to the Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with such Borrower's request for the credit facility contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

Section 5.13. Financing Statements. Borrower has authorized the Lender to file financing statements sufficient when filed to perfect the Liens created by the Loan Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected Lien in all Collateral and all other collateral described in the Loan Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Loan Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

Section 5.14. Rights to Payment. Each right to payment and each instrument, document, Chattel Paper and other agreement constituting or evidencing Collateral or other collateral covered by the other Loan Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in Borrower's records pertaining thereto as being obligated to pay such obligation.

Section 5.15. Intellectual Property. Borrower possesses all of the licenses, patents, copyrights, trademarks and tradenames necessary to conduct its business. There has been no assertion or claim of violation or infringement with respect thereof and all such licenses, patents, copyrights, trademarks and tradenames are listed on Schedule 5.15.

Section 5.16. SEC Documents and Financial Statements. Since January 1, 2002, Borrower has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the 1934 Act or the 1933 Act, except as listed in Schedule 5.16 (such documents, as supplemented and amended since the time of filing, collectively, the "**SEC Documents**"). The SEC Documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (a) as of its filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the 1934 Act and the 1933 Act, as the case may be and the rules and regulations thereunder. The financial statements of Borrower together with any related schedules and notes included in the SEC Documents at the time filed (and, in the case of registration statements, on the dates of effectiveness) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the combined financial position of Borrower and its Subsidiaries, as of the dates thereof and the combined results of operations, statements of stockholder equity, and cash flows for the periods then ended.

Section 5.17. No Public Offer. Assuming the accuracy of the representations and warranties of the Lender contained in Article VI of this Agreement, the sale and issuance of the Shares will be exempt from the registration requirements of Section 5 of the 1933 Act, and the Shares will have been registered or qualified (or be exempt from registration or qualification) under applicable state securities laws. Neither Borrower nor anyone acting on its behalf has offered to any Person securities of Borrower, nor any part thereof, nor any instruments

convertible, exercisable, or exchangeable into such securities, or has solicited from any Person any offer to acquire the same, in a manner so as to make the transactions contemplated by this Agreement not exempt from the registration requirements of Section 5 of the 1933 Act or any state securities laws.

Section 5.18. No Material Misstatements or Omissions. Neither this Agreement nor any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of Borrower or its Subsidiaries that has not been disclosed to the Lender in writing by Borrower that could result in a Material Adverse Effect, including, without limitation, through disclosure in the SEC Documents. The financial statements and other related financial data furnished to the Lender by or at the direction of Borrower in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Lender in that connection, such financial statements, related financial data and reserve reports do not omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The circumstances and events that are not required to be identified on the Schedules hereto by reason of the materiality qualifications contained in the representations and warranties in this Article V, or which are otherwise within such qualifications, in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on Borrower when taken in the context of all of the assets, obligations and operations of Borrower.

Section 5.19. Fees and Commissions. The Borrower has not retained, nor are any fees due from the Borrower to, any intermediary retained by such party, any finder, broker, agent, financial advisor, or other intermediary, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

Section 5.20. Shares of Series F Stock and Warrants. The shares of Series F Stock, Warrants and shares of Common Stock issuable upon the exercise of the Warrants, upon issuance:

(a) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(b) have been, or will be, duly and validly authorized and on the exercise of the Warrants, the shares of Borrower's Common Stock issued, will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act);

(c) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Borrower; and

(d) will not subject the holders thereof to personal liability by reason of being such holders.

Section 5.21. No Integrated Offering. Neither the Borrower, nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the issuance of shares of Series F Stock or Warrants pursuant to this Agreement to be integrated with prior offerings by the Borrower for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Amex. Nor will the Borrower or any of its affiliates or subsidiaries take any action or steps that would cause the offer and/or sale of the Securities to be integrated with other offerings. The Borrower will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the shares of Series F Stock or Warrants.

Section 5.22. No General Solicitation. Neither the Borrower, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series F Stock or Warrants.

Section 5.23. Listing. The Borrower's common stock is listed on the AMEX. Except for a letter from the AMEX dated November 11, 2004, the Borrower has not received any oral or written notice that its common stock will be delisted from the AMEX nor that its common stock does not meet all requirements for the continuation of such quotation. The Borrower will take such action as is necessary to list the shares of Common Stock issuable upon the exercise of the Warrants on the AMEX upon issuance thereof.

ARTICLE VI

Representations and Warranties of the Lender

The Lender represents and warrants to Borrower as follows:

Section 6.1. Purchase for its Own Account. The Lender is purchasing the Warrants and the Shares of Series F Preferred Stock for itself and as agent for one other investor, without a view to the distribution thereof in violation of the 1933 Act, all without prejudice, however, to the right of the Lender at any time, in accordance with this Agreement or the Loan Documents, lawfully to sell or otherwise to dispose of all or any part of the Shares held by it.

Section 6.2. Accredited Purchaser. Each of the Lender and such investor is an "accredited investor" within the meaning of Regulation D or is not a "U.S. Person" within the meaning of Regulation S, each promulgated under the 1933 Act.

Section 6.3. Authority, Etc. The Lender has the power and authority to enter into and perform this Agreement and the other Loan Documents and the execution and performance hereof have been duly authorized by all proper and necessary action; this Agreement and the other Loan Documents constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except insofar as the enforceability thereof may be limited (a) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity and public policy (regardless of whether considered at law or in equity).

Section 6.4. 1933 Act Compliance. The Lender understands that Borrower has not registered the shares of Series F Stock or Warrants or the shares of Common Stock issuable upon the exercise of the Warrants under the 1933 Act, and the Lender agrees that the Shares may not be sold or transferred or offered for sale or transfer by it without registration under the 1933 Act or the availability of an exemption therefrom.

Section 6.5. Access to Information; Knowledge and Experience. The Lender (a) has been furnished with or has had access to the information the Lender has requested from Borrower, (b) has had an opportunity to discuss with management of Borrower the intended business and financial affairs of Borrower and (C) has such knowledge and experience in business and financial matters and with respect to investments in securities similar to the Shares that it is capable of evaluating the risks and merits of this investment. The Lender's representations in this subsection shall in no way limit the enforceability of any representation made by Borrower in any of the Loan Documents.

Section 6.6. Liquidity. The Lender has no need for liquidity in its investment in the Shares and is able to bear the economic risk of its investment in the Shares and the complete loss of all of such investments.

Section 6.7. Risks. The Lender recognizes that an investment in Borrower involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to the purchase of the Shares.

ARTICLE VII

Affirmative Covenants of the Borrower

So long as the Obligations shall remain unpaid, or the Term Loan shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 7.1. Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and substance acceptable to the Lender:

(a) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.11 or which seek a monetary recovery against the Borrower in excess of One Hundred Thousand Dollars ($100,000);

(b) as promptly as practicable (but in any event not later than five (5) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Loan Document or any event which constitutes a Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of such Borrower of the steps being taken by such Borrower to cure the effect of such breach, default or event;

(c) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect; and

(d) Borrower will immediately notify the Lender if at any time it holds or acquires any commercial tort claim (as defined in the UCC) and Borrower will enter into a supplement to this Agreement granting to Lender a Lien in such commercial tort claim and in all proceeds thereof, with such agreement to be in form and substance satisfactory to the Lender.

Section 7.2. Books and Records; Inspection and Examination. Borrower will keep accurate books of record and account for itself pertaining to the Collateral and the Borrower will keep accurate books of records and account for itself pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, during a Default Period, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. During a Default Period, Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Loan Documents or any other property of Borrower at any time during ordinary business hours.

Section 7.3. Compliance with Laws.

(a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which could reasonably be expected to have a Material Adverse Effect and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

(b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

Section 7.4. Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Lien, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity

is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 7.5. Maintenance of Properties.

(a) Borrower will keep and maintain the Collateral, the other collateral covered by the other Loan Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 7.5 shall prevent Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of Borrower's business and not disadvantageous in any material respect to the Lender.

(b) Borrower will defend the Collateral against all claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein.

(c) Borrower will keep all Collateral and other collateral covered by the Loan Documents free and clear of all Liens, except Permitted Liens.

Section 7.6. Insurance. Borrower will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers reasonably acceptable to the Lender, Borrower shall (a) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (b) at Lender's request, maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; and (e) at Lender's request, furnish the Lender with (i) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (ii) endorsements to such policies naming the Lender as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as loss payee, and (iii) evidence that as to the Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of Borrower and the insurer will provide the Lender with at least thirty (30) days notice prior to cancellation. At Lender's request, Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Lender and not to Borrower and the Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and the Lender jointly, the Lender may endorse Borrower's name thereon and do such other things as the Lender may deem advisable to reduce the same to cash. The Lender is hereby

authorized to adjust and compromise claims. All loss recoveries received by the Lender upon any such insurance may be applied to the Obligations, in such order as the Lender in its sole discretion shall determine. Any surplus shall be paid by the Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to the Lender, on demand.

Section 7.7. Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or reasonably desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

Section 7.8. Delivery of Instruments, etc. During a Default Period, upon request by the Lender, Borrower will promptly deliver to the Lender in pledge all instruments, documents and Chattel Paper constituting Collateral, duly endorsed or assigned by Borrower or accompanied by stock powers, allonges or other instruments of transfer (executed in blank).

Section 7.9. Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VII or elsewhere herein, the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Interest Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as such Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Borrower under this Section 7.9.

Section 7.10. Securities Laws. Borrower will comply with all applicable federal and state securities laws, rules, regulations and orders in connection with the issuance of the Shares. Borrower will continue to take all action necessary to continue the listing or trading of the Common Stock on the American Stock Exchange or any relevant market or system, if applicable, and will comply with Borrower's reporting, filing, listing and other requirements thereunder including, without limitation, the listing of the Shares issuable hereunder or other obligations under the rules of the American Stock Exchange or any relevant market or system.

Section 7.11. SEC Reporting. Borrower shall remain current in its SEC reporting obligations.

Section 7.12. Use of Proceeds. The proceeds of the Term Loan shall only be used by the Borrower to pay a portion of amounts owing to the Convertible Note Holders.

Section 7.13. Sale of Assets. The Borrower will enter into an agreement to sell the Assets Held for Resale within 30 days after the Closing Date.

ARTICLE VIII

Negative Covenants of the Borrower

So long as the Obligations shall remain unpaid, or the Term Loan shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

Section 8.1. Liens. The Borrower will not create, incur or suffer to exist any Lien, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding Permitted Liens.

Section 8.2. Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) all or a substantial part of its assets, or (ii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of its Inventory in the ordinary course of business and the sale of the Assets Held for Resale and will not liquidate, dissolve or suspend business operations. The Borrower will not, in any manner, transfer any property without prior or present receipt of full and adequate consideration.

Section 8.3. Consolidation and Merger; Asset Acquisitions; Reorganization. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person. The Borrower will not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date of this Agreement.

Section 8.4. Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby such Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 8.5. Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

Section 8.6. Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.9.

Section 8.7. Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon such Borrower.

Section 8.8. Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location, provided, that the Borrower may change such locations or open a new location provided, that such Borrower provides the Lender with thirty (30) days prior written notice of such changes or new location and (ii) in the case of Borrower, prior to such change or opening of a new location Borrower executes and delivers to the Lender such financing statements and other agreements as the Lender may request, including, without limitation, landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to the Lender. The Borrower will not change its name.

Section 8.9. Organizational Documents. The Borrower will not amend its certificate of incorporation, bylaws or other organizational document or change its corporate structure.

Section 8.10. Change in Ownership and Management. Except as contemplated under the Stock Purchase Agreement, the Borrower will not issue or sell any equity so as to change the percentage of voting and non-voting equity owned by Borrower's shareholders on the Closing Date, and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding equity interest of Borrower.

ARTICLE IX

Events of Default, Rights and Remedies

Section 9.1. Events of Default. This Agreement sets forth a non-exclusive list of certain critical events after the occurrence of which the Lender expects that it would demand immediate payment of the Obligations and exercise its remedies. "**Event of Default**", wherever used herein, means any one of the following events:

(a) Default in the payment of the Obligations or on any portion of the Obligations upon becoming due and payable; either by term or default; or

(b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement; or

(c) The Borrower shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower, as the case may be; or the Borrower shall

institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower and such proceeding is not dismissed or stayed within thirty (30) days; or

(d) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming such Borrower as debtor and such petition is not dismissed or stayed within thirty (30) days; or

(e) Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective; or

(f) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of Twenty Five Thousand Dollars ($25,000) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

(g) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan; or

(h) An event of default shall occur under any Loan Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any Obligations; or

(i) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent; or

(j) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

(k) Any Lien created under any Loan Document for any reason ceases to be or is not a valid and perfected Lien having a first priority or a lesser priority to the extent permitted in the Loan Documents; or

(l) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder; or

(m) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by such Borrower under the Loan Documents is impaired or that shall have a Material Adverse Effect; or

(n) if any guarantor attempts to terminate, challenges the validity of, or its liability under the Limited Guaranty;

(o) if any guarantor defaults in its obligations under the Limited Guaranty or if any proceeding shall be brought to challenge the validity, binding effect of the Limited Guaranty, or should any guarantor breach any representation, warranty or covenant contained in the Limited Guaranty or should the Limited Guaranty cease to be a valid, binding and enforceable obligation;

(p) Any Change of Control shall occur with respect to the Borrower other than a Change of Control that occurs as a result of the transactions contemplated under the Stock Purchase Agreement; or

(q) Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral; or

(r) The indictment or threatened indictment of the Borrower, any officer of the Borrower under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Borrower or any officer of the Borrower pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Borrower.

Section 9.2. Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(a) The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

(b) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

(c) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

(d) The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(e) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (c) or (d) of Section 9.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. In addition to all other sums due to the Lender, the Borrower shall pay the Lender, for reasonable costs and expenses incurred by the Lender for internal collection efforts to obtain or enforce payment of the Receivables of Borrower, an amount equal to fifteen percent (15%) of the net face amount of any such Receivables collected.

Section 9.3. Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 11.4) at least ten (10) calendar days before the date of intended disposition or other action.

ARTICLE X

Transfer of Securities

Section 10.1. Restriction on Transfer. The Restricted Securities shall not be transferable except a holder of Restricted Securities may transfer such Restricted Securities (i) to any Affiliate of such holder or (ii) upon the conditions specified in this Article X, which conditions are intended to insure compliance with the provisions of the 1933 Act in respect of the transfer thereof.

Section 10.2. Restrictive Legends. Each certificate for the Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 10.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE TERM LOAN AND SECURITY AGREEMENT, DATED AS OF NOVEMBER 22, 2004, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

Section 10.3. Notice of Transfer.

(a) Each holder shall, prior to any Transfer of any Restricted Securities (other than a Transfer referenced in clause (i) of Section 10.1 above), give written notice to Borrower of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 10.3 in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by Borrower, the holder delivering such notice shall deliver a written opinion, addressed to Borrower, of counsel for such holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to Borrower) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the 1933 Act. Such holder shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to Borrower, if Borrower does not reasonably object to such Transfer and request such opinion, within five days after delivery of such notice or, if Borrower does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 10.2 above unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the 1933 Act or (ii) Borrower shall have waived the requirement of such legend.

(b) Notwithstanding the foregoing provisions of this Section 10.3, the restrictions imposed by this Section 10.3 upon the transferability of any Restricted

Securities shall cease and terminate when (i) any such Restricted Securities are sold or otherwise disposed of pursuant to an effective registration statement under the 1933 Act or as otherwise contemplated by paragraph (a) above in a manner that does not require that the Restricted Securities so transferred continue to bear the legend set forth in Section 10.2 above or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities under Rule 144(k). Whenever the restrictions imposed by this Section shall terminate, upon the written request of the holder of any Restricted Securities as to which such restrictions have terminated, as promptly as practicable but in any event within ten (10) Business Days of receipt of such request, Borrower shall, without charge, issue, register and deliver a new instrument not bearing the restrictive legend set forth in Section 10.2 above and not containing any other reference to the restrictions imposed by this Section.

ARTICLE XI

Miscellaneous

Section 11.1. No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 11.2. Waivers. The Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which such Borrower might otherwise be entitled.

Section 11.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Lien shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

Section 11.4. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

If to the Borrower:

Provo International, Inc.
One Blue Hill Plaza
Pearl River, New York 10965

Attention: Stephen J. Cole-Hatchard, CEO
Telephone: (845) 623-8553
Telecopier: (845) 623-8669

If to the Lender:

Stortford Holdings Limited
c/o Euroba Management Limited
73 Front Street, 4th Floor
Hamilton HM12 Bermuda
Attention: Clive R. Dakin, Director
Telephone: (441) 295-1885
Telecopier: (441) 292-2323
with a copy to:

Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY 11530
Attn: Herbert H. Sommer
Telephone: (516) 228-8181
Telecopier: (516) 228-8211

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

Section 11.5. Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Lien or the Lender's rights under the Loan Documents (but any failure to request or assure that a Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Lien of the Lender, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 11.6. Collateral. This Agreement does not contemplate a sale of accounts, contract rights or Chattel Paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior

parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

Section 11.7. Costs and Expenses. The Borrower shall pay all of the Lender's out-of-pocket costs and expenses, including, without limitation, reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents; provided, however, the legal fees of counsel prior to and including the Closing Date shall not exceed $15,000 excluding disbursements and third party expenses. The Borrower shall also pay all of the Lender's fees, charges, out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel and appraisers, in connection with (a) the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any other Loan Document, (b) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (c) the Lender's obtaining performance of the Obligations under this Agreement and any other Loan Documents, including, but not limited to, the enforcement or defense of the Lender's Liens, assignments of rights and Liens hereunder as valid perfected Liens, (d) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (e) any appraisals or re-appraisals of any property (real or personal) pledged to the Lender by Borrower as Collateral for, or any other Person as security for, the Obligations hereunder and (f) any consultations in connection with any of the foregoing. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Borrower to the Lender shall be payable on demand and shall be secured by the Collateral.

Section 11.8. Indemnity. In addition to the payment of expenses pursuant to Section 11.7, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the **"Indemnitees"**) from and against any of the following (collectively, **"Indemnified Liabilities"**):

(a) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Term Loan;

(b) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.11 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 7.3(b); and

(c) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and other costs of investigation or defense, including, without limitation, those incurred on appeal) in connection with the foregoing as the result of credit having been extended, suspended or terminated under the Loan Documents with respect to the execution, delivery, enforcement, performance and administration of or any other way related to any Loan

Document or any transactions referred to or contemplated herein or therein or contemplated by and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Term Loan and the Loan Documents or the use and intended use of the proceeds of the Term Loan.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by such Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 11.8 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR TO ANY OTHER PARTY TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY LOAN DOCUMENTS OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

Section 11.9. Revival. The Borrower further agrees that to the extent such Borrower makes a payment or payments to the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, or receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 11.10. Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

Section 11.11. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, telecopied signatures, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature delivered by a party via telecopier transmission shall be deemed an original signature hereto.

Section 11.12. Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender and all direct and indirect subsidiaries of the Lender, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

Section 11.13. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.14. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.15. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the County of New York, State of New York in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in the United States District Court of the Southern District of New York; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. **THE BORROWER WAIVES PERSONAL SERVICE OR PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON SUCH BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH BORROWER AT SUCH BORROWER'S ADDRESS APPEARING ON THE LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE OBLIGATIONS.**

Section 11.16. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PROVO INTERNATIONAL, INC., as the Borrower

By:________________________________

Name: Stephen J. Cole-Hatchard
Title: CEO

STORTFORD HOLDINGS LIMITED, as the Lender, individually and as agent

By:________________________________

Name: Clive R. Dakin
Title: Director

TABLE OF EXHIBITS AND SCHEDULES

PLEDGE AGREEMENT

This Pledge Agreement (this "Agreement") is dated as of November 24, 2004, by and among Stephen J. Cole-Hatchard, an individual with a mailing address of 315 Route 210, Stony Point, New York 10980 ("SCH"), Nicko Feinberg, an individual with a mailing address of 60 Mount Nebo Road, Orangeburg, New York 10962 ("NF"), (SCH and NF, each a "Pledgor" and collectively, "Pledgors") and Stortford Holdings Limited ("Lender"), individually and as agent.

BACKGROUND

Provo International, Inc. ("Borrower") and Lender are parties to a Term Loan, Security and Securities Purchase Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") pursuant to which Lender has agreed, subject to the terms and conditions contained therein, to provide certain financial accommodations to Borrower.

Each Pledgor has executed and delivered to Lender a Limited Guaranty dated as of the date hereof (as amended, modified, restated and supplemented from time to time, the "Guaranty") pursuant to which Pledgor guaranteed Lender the payment and performance of all of the obligations and indebtedness of Borrower to Lender under the Loan Agreement.

In order to induce Lender to provide the financial accommodations described in the Loan Agreement, each Pledgor has jointly and severally agreed to pledge and grant to Lender a security interest in the Pledged Collateral (as hereinafter defined) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement.

Section 2. Pledge. Each Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Lender, in all of the following (the "Pledged Collateral"):

(a) the shares of stock of such Pledgor set forth on Schedule A annexed hereto and expressly made a part hereof (the "Pledged Stock"), the certificates representing the Pledged Stock, all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock, and all shares of Provo International Inc. (AMEX:FNT) held in accounts maintained at Morgan Stanley DW (Morgan Stanley) as described on schedule A annexed hereto;

(b) all additional shares of stock of any issuer of the Pledged Stock (each an "Issuer") from time to time acquired by each Pledgor in any manner, including, without limitation, in connection with a stock dividend or a distribution in connection with any increase

or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Pledged Collateral) with respect to the Pledged Stock, and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c) all shares issued pursuant to all options and rights, whether as an addition to, in substitution of or in exchange for any shares of the Pledged Stock and all dividends, cash and instruments; and

(d) all securities accounts holding Pledged Stock and/or any security entitlements with respect to the Pledged Stock (the "Securities Accounts"), including, without limitation, the accounts maintained at Morgan Stanley DW Inc. ("Morgan Stanley") and more specifically described on Schedule A annexed hereto and expressly made a part hereof.

Section 3. Indebtedness Secured. This pledge is made to secure and the Pledged Collateral is security for the payment of (a) all the Obligations, (b) any and all indebtedness, obligations and liabilities of Pledgors under the Guaranty and (c) any and all other indebtedness, obligations and liabilities of any Pledgor to Lender whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, other instrument or otherwise ((a), (b) and (c), collectively, the "Indebtedness").

Section 4. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Stock not held in the Securities Account at Morgan Stanley shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Each Pledgor hereby authorizes any Issuer upon demand by Lender to deliver any certificates, instruments or other distributions issued in connection with the Pledged Collateral directly to Lender, in each case to be held by Lender, subject to the terms hereof. Lender shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of Lender or any of its nominees any or all of the Pledged Stock. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

Section 5. Representations and Warranties. Each Pledgor represents and warrants to Lender that:

(a) Such Pledgor has the individual capacity to enter into this Agreement, to pledge the Pledged Collateral for the purposes described herein and to carry out the transactions contemplated by this Agreement.

(b) The execution, delivery and performance by such Pledgor of this Agreement does not and will not result in any violation of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to such Pledgor.

(c) This Agreement constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms.

(d) Such Pledgor is the direct and beneficial owner of each share of the Pledged Stock it purports to own.

(e) All of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable.

(f) Upon delivery of the Pledged Stock to Lender or an agent for Lender and the execution of a control agreement by each Pledgor and Morgan Stanley granting Lender exclusive control over any Provo International Inc. Securities maintained at Morgan Stanley, this Agreement creates and grants a valid first lien on and perfected security interest in the Pledged Collateral and the proceeds thereof, subject to no prior Lien, or to any agreement purporting to grant to any third party a Lien upon the property or assets of Pledgors which would include the Pledged Collateral. The Pledge Collateral represents all shares of the Borrower's Common Stock Beneficially Owned by SCH and NF, it being understood that a breach of this representation which results in more than 1% of the outstanding Common Stock of Borrower Beneficially Owned by SCH and NF to be free of this Pledge shall act as a waiver of the Limited Recourse provision of Section 19 of the Limited Guarantee of SCH and NF, and their respective spouses.

(g) None of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(h) No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the Pledgors either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(i) No notification of the pledge evidenced hereby to any Person is required.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

Section 6. Covenants. Each Pledgor covenants that, until the Indebtedness shall be satisfied in full in cash and the Loan Agreement and Guaranty are irrevocably terminated:

(a) Such Pledgor will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Pledged Collateral or any interest therein; nor will such Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Pledged Collateral or the proceeds thereof other than that created hereby.

(b) Such Pledgor will, at its expense, defend Lender's right, title and security interest in and to the Pledged Collateral against the claims of any Person.

(c) Such Pledgor shall at any time, and from time to time, upon the written request of Lender, execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Lender upon the occurrence of an Event of Default irrevocable proxies in respect of the Pledged Collateral in form satisfactory to Lender. Until receipt thereof, this Agreement shall constitute such Pledgor's proxy to Lender or its nominee to vote all shares of Pledged Collateral then registered in such Pledgor's name.

Section 7. Dividends. In addition to Lender's rights and remedies set forth in Section 9 hereof, in case an Event of Default (as defined in Section 8 hereof) shall have occurred and be continuing, Lender shall be entitled to collect and receive for its own use cash dividends paid on the Pledged Collateral. No Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of Lender, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and, provided, further, that each Pledgor shall give at least five (5) days' written notice of the manner in which such Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. All dividends and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary indorsement).

Section 8. Event of Default

The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a) the occurrence of a Default or an Event of Default under the Loan Agreement;

(b) any Pledgor shall default in the performance of any of its obligations under any agreement between such Pledgor and Lender, including, without limitation, this Agreement and such default shall continue unremedied for a period of ten (10) days from the earlier of (i) the date such Pledgor has knowledge of such default and (ii) the date Lender sends written notice of such default to such Pledgor;

(c) any representation, warranty, statement or covenant made or furnished to Lender by or on behalf of any Pledgor proves to have been false in any material respect when made or furnished or is breached, violated or not complied with; or

(d) any Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy

laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

Section 9. Remedies. In case an Event of Default shall have occurred and be declared by Lender, Lender may:

(a) Transfer any or all of the Pledged Collateral into its name, or into the name of its nominee or nominees, subject to all applicable laws and regulations;

(b) Exercise all corporate rights with respect to the Pledged Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Issuer thereof, or upon the exercise by any Issuer of any right, privilege or option pertaining to any of the Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(c) Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Pledged Collateral at the time held by Lender, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Lender in its sole discretion may determine, or as may be required by applicable law.

Each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Lender may bid for and purchase the whole or any part of the Pledged Collateral so sold free from any such right or equity of redemption. All moneys received by Lender hereunder whether upon sale of the Pledged Collateral or any part thereof or otherwise shall be held by Lender and applied by it as provided in Section 12 hereof. No failure or delay on the part of Lender in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Lender shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 12 hereof. Lender may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, Lender shall have all of the rights, remedies and privileges of a secured party under the UCC regardless of the jurisdiction in which enforcement hereof is sought.

Section 10. Registration. If Lender shall exercise its right to sell all or any part of the Pledged Collateral, and if, in the opinion of counsel for Lender, it is necessary to have the Pledged Collateral being sold registered under the provisions of the 1933 Act, each Pledgor will use its best efforts to cause each Issuer to execute and deliver, and to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary to register the Pledged Collateral being sold under the provisions of the 1933 Act. Each Pledgor shall use its best efforts to cause any such registration statement to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral being sold and to make all amendments thereto and to related documents which, in the opinion of Lender or its counsel, are necessary or advisable, all in conformity with the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor shall also use its best efforts to cause each Issuer to comply with the provisions of the "Blue Sky" law of any jurisdiction which Lender shall designate in connection with any sale hereunder; and to cause each Issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act. Each Pledgor acknowledges that a breach of any of the covenants contained in this Section may cause irreparable injury to Lender, that Lender will have no adequate remedy at law with respect to such breach and, as a consequence, such covenants of such Pledgor shall be specifically enforceable against such Pledgor.

Section 11. Private Sale. Notwithstanding anything contained in Section 10, each Pledgor recognizes that Lender may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Pledged Collateral) a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the 1933 Act and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Each Pledgor agrees that Lender has no obligation to delay sale of any Pledged Collateral for the period of time necessary to permit any Issuer to register the Pledged Collateral for public sale under the 1933 Act.

Section 12. Proceeds of Sale. The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Pledged Collateral shall be applied by Lender as follows:

(a) First, to the payment of all costs, expenses and charges of Lender, as such, or the reimbursement of Lender for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Pledged Collateral (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, reasonable attorneys' fees and expenses, court costs, any other expenses incurred or expenditures or advances made by Lender in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the Default Rate from the date of payment.

(b) Second, to the payment of the Indebtedness, in whole or in part, in such order as Lender may elect.

(c) Third, to such Persons as required by applicable law including, without limitation, Section 9-615 of the UCC.

(d) Fourth, to the extent of any surplus thereafter remaining, to Pledgors or as a court of competent jurisdiction may direct.

Lender, in its sole and absolute discretion, with or without notice to Pledgors, may deposit any proceeds of any collection, recovery, receipt, appropriation or sale of the Pledged Collateral in a non-interest bearing cash collateral deposit account to be maintained as security for the Indebtedness.

Section 13. Information. Each Pledgor will promptly give or cause to be given written notice to Lender of any notices or other documents received by it with respect to Pledged Collateral registered in the name of such Pledgor.

Section 14. Termination. This Agreement shall terminate and Pledgors shall be entitled to the return, at Pledgors' expense, of such of the Pledged Collateral as has not theretofore been sold or otherwise applied pursuant to this Agreement, together with any moneys at any time held by Lender, upon payment of the Indebtedness in full in cash and irrevocable termination of the Loan Agreement and the Guaranty.

Section 15. Concerning Lender. The recitals of fact herein shall be taken as statements of Pledgors for which Lender assumes no responsibility. Lender makes no representation to anyone as to the value of the Pledged Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement. Lender shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person. The permissive rights of Lender hereunder shall not be construed as duties of Lender. Lender shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Pledged Collateral. Lender shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

Section 16. Notices. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under this Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

If to Lender:	Stortford Holdings Limited c/o Euroba Management Limited 73 Front Street, 4th Floor Hamilton HM12 Bermuda Attention: Clive R. Dakin, Director Telephone: (441) 295-1885 Telecopier: (441) 292-2323
If to Pledgors:	Stephen J. Cole-Hatchard 315 Route 210 Stony Point, New York 10980 Telephone: (845) 786-3753 Telecopier: (845) 786-5874
and:	Nicko Feinberg c/o Frontline Communications Corporation One Blue Hill Plaza Pearl River, New York 10965 Telephone: (845) 623-8553 Telecopier: (845) 623-8669

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 16. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy.

Section 17. Governing Law. This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

Section 18. Recapture. Anything in this Agreement to the contrary notwithstanding, if Lender receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Lender, Pledgors' obligations to Lender shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Lender, which payment shall be due on demand.

Section 19. Waivers.

(a) THE PARTIES HERETO EACH HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH ACTIONS OR PROCEEDINGS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(b) Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of any Pledgor, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Indebtedness or increase or decrease the interest rate thereon, and may also make any agreement with any Borrower or with any other party to or person liable on any of the Indebtedness, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Lender and any Borrower or any such other party or person, or make any election of rights Lender may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally without in any way impairing or affecting this Agreement.

(c) Each Pledgor waives any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among Lender, any Borrower and/or such Pledgor with respect to such Pledgor's obligations under this Agreement, or which any Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, , payment (other than cash payment in full of the Indebtedness), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and.

(d) Each Pledgor further waives (i) notice of the making of any loans or extensions of credit by Lender to any Borrower, and of all notices and demands of any kind to which such Pledgor may be entitled, including, without limitation, notice of adverse change in any Borrower's financial condition or of any other fact which might materially increase the risk of such Pledgor; and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Indebtedness, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

(e) Each Pledgor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Pledgor may now or hereafter have against any Borrower or any other person directly or contingently liable

for the Indebtedness, or against or with respect to any Borrower's property (including, without limitation, property collateralizing such Pledgor's obligations to Lender), arising from the existence or performance of this Agreement. In furtherance, and not in limitation, of the preceding waiver, each Pledgor agrees that any payment to Lender by such Pledgor pursuant to this Agreement shall be deemed a contribution to the capital of Borrower or other obligated party and any such payment shall not constitute such Pledgor a creditor of any such party.

Section 20. Litigation. THE PARTIES HERETO EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING BY THE PARTIES HERETO INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. EACH PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

Section 21. No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 22. Severability. In case any security interest or other right of Lender shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement.

Section 23. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by Lender and each Pledgor. The provisions of this Agreement shall be binding upon the successors and assigns of each Pledgor. The term "Lender", as used herein, shall include any successor or assign of Lender at the time entitled to the pledged interest in the Pledged

Collateral. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

Section 24. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

Section 25. Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed as of the ___ day of November, 2004.

____
Stephen J. Cole-Hatchard

____
Nicko Feinberg

STORTFORD HOLDINGS LIMITED,
individually and as agent

By: ____________________________
Name: Clive R. Dakin
Title: Director

STATE OF NEW YORK)
: ss.:
COUNTY OF NEW YORK)

On the ___ day of November, 2004, before me personally came Stephen J. Cole-Hatchard, to me known and known by me to be the individual described in and who executed the foregoing instrument, and that he duly acknowledged that he executed the same.

____
Notary Public

STATE OF NEW YORK)
: ss.:
COUNTY OF NEW YORK)

On this ____ day of November, 2004, before me personally came Nicko Feinberg, to me known by me to be the individual described in and who executed the foregoing instrument; and that he duly acknowledged that he executed the same.

____
Notary Public

SCHEDULE A

Pledged Stock

A. Stephen J. Cole-Hatchard: All shares of Provo International, Inc. common stock and Series D Convertible Preferred Stock directly and beneficially owned by Stephen Cole-Hatchard (collectively, the "SCH Shares") including, without limitation, the SCH Shares held in the securities account numbered 708050321 maintained at Morgan Stanley DW Inc.

B. Nicko Feinberg: All shares of Provo International, Inc. common stock and Series D Convertible Preferred Stock directly and beneficially owned by Stephen Cole-Hatchard (collectively, the "NF Shares") including, without limitation, the NF Shares held in the securities accounts numbered 708015707 and 708011730 maintained at Morgan Stanley DW Inc.